EXHIBIT 21

KANEB SERVICES, INC.
    CORPORATE INSURERS LTD
    KANEB INVESTMENT MANAGEMENT, INC.
      Diamond K Limited
      Kaneb Investment, L.L.C.
    KANEB (BVI) CORP.
    FURMANITE GERMANY, INC.
      Management Services Furmanite Holding GmbH
         Furmanite Technische Dienstleisfungen GmbH (formerly
           Zweipack GmbH)
         Furmanite Pipeline Ingenieur - Team GmbH
         Furmanite Industrie Service GmbH
    KANEB EQUIPMENT LEASING COMPANY, INC.
         Furmanite Equipment Leasing Company, Inc.
    KANEB INFORMATION SERVICES, INC.
      Kaneb Information Technologies, Inc.
         InformaTech, Inc.
         Greentree Software and Services, Inc.
      National Asset Acceptance, Inc.
      National Asset Information Services, Inc.
      Fields Financial Services, Inc. (formerly Kaneb Metering Corp.)
         Fields Data Management
      Viata Corporation
    FURMANITE WORLDWIDE, INC. (formerly Kaneb International, Inc.)
      Furmanite America Inc.
         Kaneb Energy Canada, Ltd.
           Furmanite Canada Ltd
      Furmanite Offshore Services, Inc.
         Furmseal (pty) Limited
         Furmanite Australia Pty Ltd (formerly Denon Pty Ltd)
         Furmanite  V & P  Engineering  Ltd  (formerly  V & P  Engineering  Ltd)
           Furmanite Holding AS Furmanite AS (Norway)
              CMS:  Corrision Monitoring Services AS
         Furmanite SA
         Furmanite NV
           Metalock NV (Belgium)
         Furmeta Holding BV
           Metaholding BV
              Metalock BV
           Furmanite BV
         Furmanite East Asia Ltd (Hong Kong)
         Furmanite Singapore PTE Ltd.
      Furmanite plc (formerly Kaneb UK plc)
         Furmanite 1986 LTD
           Furmanite International LTD

    KANEB PIPE LINE COMPANY
      Kaneb Pipe Line Partners, L.P.
      Kaneb Pipe Line Operating Partnership, L.P.
         Support Terminal Operating Partnership, L.P.
         Support Terminal Services, Inc.
           StanTrans, Inc.
              StanTrans Holding, Inc.
                 StanTrans Partners, L.P.
      Kaneb Management Company, Inc.
         Kaneb Management, L.L.C.
      Martin Oil Corporation
    SUSSEX INTERNATIONAL LIMITED
    TEXAS ENERGY SERVICES, INC.